Why I’m returning to Sprout To our employees, customers, shareholders, partners, and supporters: Last August, I wrote to all Sprout shareholders as the largest non-institutional shareholder, expressing my long-term conviction in our business and the intention to increase my shareholdings. Today I’m committing my most precious resource: my time. I am excited to announce my imminent return to Sprout Social as Chief Technology Officer. After an incredible run, our current CTO, Alan Boyce, will be taking a well-deserved break. I’m enormously grateful to Alan for taking a chance on Sprout when we were a fledgling startup, and for then dedicating 16 years of his career to helping build this business. Beyond everything he has done, I am personally thankful for his partnership and counsel over the years. He has played an important role in my own development, and I have learned a great deal from working alongside him. Alan and I are already working together on a thoughtful transition, and I will assume the role on August 3. Software is about to change I’m returning for what I consider the most important chapter in Sprout’s history. Software writ large is undergoing a monumental transformation. I’d go so far as to say, business software is becoming an entirely different species. Historically, software was modeled on how people worked, like a tool built for a job. Today that relationship is reversing. By automating intelligence, AI presents an opportunity to reimagine work itself. We will increasingly see businesses decompose “work” into objectives rather than repetitive tasks, allowing for objectives to be achieved through collaborations between humans and AI. Said differently, the next generation of software will not merely support existing work. It will help define entirely new ways of working. This is familiar territory for Sprout. When we started the company, we had to pioneer our category. There was no market for social media management software. It wasn’t mentioned in job descriptions, and few companies were even active on social, let alone looking for enterprise software to manage it. But we saw where the world was going. Social was a new modality of communication about and between organizations and the people they serve. People were increasingly talking about brands, products, experiences, frustrations, aspirations and needs in public. Communities were forming around products and ideas. Entire conversations that had previously been invisible were suddenly happening out in the open.

To act on this, we believed companies would need a business layer on top of consumer social media, a software stack representing how the work should be done, and with the tools to do it. That is often how we described Sprout in those early years: business tools for social media. But what truly excited us was something much larger. Unlocking social intelligence In many ways, the world evolved exactly as we expected. Social became a critical channel for marketing, customer care, reputation management, community building, commerce and brand engagement. Businesses invested heavily. Entire professions emerged. New organizational functions were created. For 16 years, I’ve watched Sprout evolve from a tactical tool into the operational layer of social. We now process more than two billion events every day. Our customers use our software to hear what their audiences are saying, represent their brands, and manage an extraordinary volume of communication. Yet the most important opportunity remained frustratingly incomplete. The real prize has always been extracting deep understanding from the conversation. Social has the potential to be one of the richest sources of business intelligence ever created, representing an incredible sample of societies at scale. Value is in there—but it’s too often latent and locked away in billions of conversations about products, services, competitors, trends, communities, culture and the world itself. Buried within are answers to questions every executive asks: What do customers actually want? What frustrates them? What is changing in the market? What products should we build? What risks are emerging? What opportunities are we missing? The future we imagined Until now, extracting those answers required massive human intelligence applied to staggering amounts of data. The technology alone was necessary but not sufficient. As a result, teams have spent all their time simply managing the flow of information, perhaps observing the top contours, but never able to fully capitalize on its meaning. AI changes everything. For the first time, software can meaningfully participate in understanding and action. Not simply organizing and loosely summarizing information, but contextualizing the impact to business strategy. AI makes it possible to identify patterns, connect signals, and uncover insights in the way we always imagined. The work already underway at Sprout in AI-powered intelligence and agentic capabilities shows me the foundation is in place. Trellis, our proprietary AI agent, will soon be integrated across the Sprout ecosystem to help turn fragmented social data into organization-wide action. And Trellis is only the beginning. My job is to accelerate what’s possible from here. The opportunity in front of us is no longer just helping organizations manage social channels more effectively. It is providing true understanding of their customers, communities, markets, and the world around them. To elevate customer teams from heavy operational execution to strategic insight. To become an increasingly important source of understanding that helps organizations make better decisions, build better products, create better experiences, and ultimately serve their customers more effectively. To transform social media into rich organizational intelligence that is infused and actioned throughout businesses. I believe this opportunity is substantially larger than the category we helped create. Tackling it will require conviction, speed, invention and a willingness to challenge convention. Most importantly, it will require us to imagine what our customers' work looks like in an AI-native world and then help them to bring that future forward. Accelerating our vision That is why I am returning. Not to fill a seat. Not to keep the lights on. But to help our team build the engines that power what comes next in our journey. Over the last 16 years, we’ve helped define how businesses operate in a world transformed by social media. Today, we have the opportunity to help shape how business rearchitects for a world transformed by AI. We have the chance to reinvent our market, our software and ourselves in the process. More importantly, in this moment, Sprout can make the impact we always believed it would for our customers. Some opportunities are too important to watch from the sidelines. I cannot wait to get started.